SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 16, 2012
Date of report (Date of earliest event reported)

Rotate Black, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-14039	75-3225181
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

932 Spring Street, Suite 201
PETOSKEY, MI 49770
(Address of Principal Executive Offices) (Zip Code)

231/347-0777
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 16, 2012, Rotate Black MS, LLC (“RBMS”) an affiliate of Rotate Black, Inc. (the “Company”) received its formal Approval to Proceed from the Mississippi Gaming Commission for its Casino/Resort in Gulfport, MS (the “Project”).  As a requisite of this approval, RBMS secured $112mm in debt and equity to finance the completion of this Project.

The Project will feature over 100,000 sq. ft. of gaming and entertainment space as well as a four-star 205 room hotel.  The gaming and entertainment space will boast 1,188 slots, 26 table games, steakhouse, water view bar, extensive exterior decking, center bar, buffet and café.  The Hotel features four-star amenities including a library, spa services and a waterfront pool with swim-up bar.

The Project will be located on a 9 ½ acre property directly on the recently renovated Bert Jones Yacht Basin and adjacent to the new waterfront Harbor Square Park with its pavilions, green space and art and entertainment facilities.  This is one of the last gaming-eligible sites in Gulfport, MS and will offer unparalleled vehicle and pedestrian access.  The site is at the intersection of Highway 49 and US 90 and will offer direct access to I-10 via the Central Harrison County Connector Highway.

In addition to its minority interest in the Project, the Company has entered into a management agreement to manage the Project that, once the Project is operational, will generate up to $3.6mm in annual ongoing management fees for the Company.

Item 9.01	Financial Statements and Exhibits

none

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Rotate Black, Inc. (Registrant)

Date: August 16, 2012	By:	/s/ JOHN C. PAULSEN
Name: John C. Paulsen
Title: Chief Executive Officer

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